UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 20, 2009

Date of report (Date of earliest event reported)

Cyanotech Corporation

(Exact name of registrant as specified in its charter)

NEVADA	000-14602	91-1206026
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		Number)

73-4460 Queen Kaahumanu Highway, Suite #102, Kailua Kona, HI 96740

(Address of principal executive offices)

(808) 326-1353

(Registrant’s telephone number)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03  Amendments to Bylaws

Effective April 20, 2009, the Board of Directors amended the Company’s bylaws.  A copy of the Amended and Restated Bylaws is attached hereto as Exhibit 3.2 and incorporated herein by reference.  The amendments relate primarily to the requirements for advance notice and additional information that a stockholder must provide when making a proposal at a special meeting of stockholders or a director nomination or proposal at an annual meeting of stockholders.  Other amendments conform certain bylaw provisions to the articles of incorporation and add or clarify certain administrative procedures regarding stockholder and board of director meetings.

Item 9.01  Financial Statements and Exhibits

(d)	The following items are filed as exhibits to this report:

	3.2	Amended and Restated Bylaws of Cyanotech Corporation

	99.1	News Release dated April 21, 2009 and headed: “Board of Directors Amends Cyanotech’ Bylaws”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYANOTECH CORPORATION

Dated: April 21, 2009	/s/ Deanna L. Spooner
	By:	Deanna L. Spooner,
Chief Financial Officer, and Vice
President - Finance and Administration

INDEX TO EXHIBITS

Exhibit No.	Description

3.2	Amended and Restated Bylaws of Cyanotech Corporation

99.1	News release dated April 21, 2009 and headed: “Board of Directors Amends Cyanotech’s Bylaws”